                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [ X ]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[   ] Preliminary proxy statement

[ X ] Definitive proxy statement

[ X ] Definitive additional materials

[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
                   ------------------------------------------------------------
                               (Name of registrant as specified in its charter)

                                 AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
                   ------------------------------------------------------------
                                   (Name of person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ X ] No fee required.

[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4)  Proposed maximum aggregate value of transaction:

[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:
    (2)  Form, schedule, or registration statement no.:
    (3)  Filing party:
    (4)  Date filed:

                                       [Logo]

                                 AMERIWOOD INDUSTRIES
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                     MAY 20, 1997


    The 1997 annual meeting of shareholders of Ameriwood Industries International Corporation will be held on May 20, 1997 at 9:00 AM, local time, in the Continental Room at the Amway Grand Plaza Hotel, 187 Monroe Avenue, NW, Grand Rapids, Michigan, for the purpose of considering and voting upon the following matters:

       1.   Election of two directors.

       2.   Such other matters as may properly come before the meeting.

    The close of business on March 31, 1997 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof.

                                          By order of the Board of Directors,



                                                       /s/ CRAIG G. WASSENAAR
                                                           ------------------
                                                           CRAIG G. WASSENAAR
                                                                    Secretary
                                             171 Monroe Avenue, NW, Suite 600
                                                      Grand Rapids, MI  49503
                                                               April 14, 1997




_______________________________________________________________________________

                                      IMPORTANT
    Whether or not you plan to attend the annual meeting in person, to assure your representation and a quorum for the transaction of business at the meeting, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY in the envelope provided. If you do attend the annual meeting, you may revoke your proxy and vote your shares in person, if you so choose.
_______________________________________________________________________________

                                   PROXY STATEMENT
    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameriwood Industries International Corporation ("Ameriwood" or the "Company"), 171 Monroe Avenue, NW, Suite 600, Grand Rapids, Michigan, 49503, to be voted at the annual meeting of shareholders to be held Tuesday, May 20, 1997, in the Continental Room at the Amway Grand Plaza Hotel, 187 Monroe Avenue, NW, Grand Rapids, Michigan, at 9:00 AM, local time, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy, together with the 1996 Annual Report to Shareholders are being sent beginning on April 14, 1997.

    Each proxy in the accompanying form which is properly executed and returned, and not revoked, will be voted in accordance with the specifications on that proxy. If no specification is made, the shares represented by the proxy will be voted FOR the election of the directors listed as nominees in this Proxy Statement. If any other business should properly come before the annual meeting (which is not anticipated), the proxyholders will have discretionary authority to vote thereon in accordance with their best judgment.

    A shareholder who returns a proxy may revoke it at any time before it is voted at the annual meeting by delivering written notice of revocation to the Company's Secretary, or by submitting a proxy bearing a later date, or by attending the annual meeting and voting in person.

    Proxies will be solicited initially by mail. They may also be solicited personally and/or by use of telecommunications equipment. Ameriwood directors, executive officers, and employees may solicit proxies without additional compensation. Ameriwood has retained D. F. King & Co., Inc., 77 Water Street, New York, New York, 10005, at an estimated cost of $4,000, plus expenses, to advise the Company and to assist in distribution of proxy materials to brokers and other nominee shareholders. Ameriwood will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to the beneficial owners of the Company's stock. All other expenses in connection with the solicitation of proxies, including clerical work and printing, will be paid by Ameriwood.

                        VOTING SECURITIES AND PRINCIPAL OWNERS
    At the close of business on March 31, 1997, the record date for the annual meeting, Ameriwood had 4,217,902 shares of its common stock, $1.00 par value, issued and outstanding. Shareholders are entitled to one vote for each share of Ameriwood stock registered in their names at the close of business on the record date.

    The following table shows, as of March 31, 1997, the beneficial ownership of shares of Ameriwood's common stock by the only shareholders, to the best of the Company's knowledge, to be beneficial owners of more than 5% of its common stock.

-------------------------------------------------------------------------------
       Name and Address                 Number of Shares      % of Class Issued
      of Beneficial Owner              Beneficially Owned      and Outstanding
===============================================================================
Ameriwood Industries Employee Stock
Ownership and Savings Plan (1)                796,972                18.74%
c/o FMB Trust, Trustee
101 E. Main St., Zeeland, MI 49464
-------------------------------------------------------------------------------
Neil L. Diver (2)
1988 Jackson St., San Francisco, CA 94109     225,000                5.29%
-------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc. (3)
1299 Ocean Ave., Santa Monica, CA 90401       215,564                5.07%
--------------------------------------------------------------------------------

(1) Based on information set forth in Schedule 13G dated February 14, 1997. This plan is a combined ESOP and 401(k) plan. An administrative committee of officers and employees has shared investment power over Ameriwood stock held in trust under the ESOP portion of the plan. Each participant for whom Ameriwood stock is held in the 401(k) portion has sole investment power with respect to the shares allocated to his/her account. Under both portions of the plan, voting power is passed through to individual participants with respect to the number of shares allocated to their accounts. The current members of the administrative committee, Richard Compton, Leon Dodd, Charles Foley, Gregory Horvath, Mary K Miller, John Steeb, and Craig Wassenaar, and each disclaims beneficial ownership of the shares shown above, except for shares allocated to his/her plan account.

(2) Mr. Diver is chairman of Ameriwood's Board of Directors. The shares listed include options exercisable within 60 days to purchase 40,000 shares.

(3) Based on information set forth in a Schedule 13G dated February 5, 1997, Dimensional Fund Advisors, Inc. ("Dimensional") has sole voting and investment power with respect to all such shares. The shares are held in portfolios of which Dimensional serves as investment manager.
    Dimensional disclaims beneficial ownership of all such shares.

                                ELECTION OF DIRECTORS
    Ameriwood's Board of Directors currently consists of five persons and is divided into three classes. One class of directors is elected each year for a term of three years and until their successors have been elected. Two directors are to be elected at the 1997 annual meeting for terms expiring in 2000. Assuming the presence of a quorum, directors will be elected at the annual meeting from among those nominated, by a plurality of the votes cast by holders of common stock present in person or by proxy and entitled to vote at the meeting. Thus, the two nominees receiving the largest number of votes cast will be elected. Abstentions, broker non-votes or withholding of authority will contribute toward establishment of a quorum, but will have no effect on the outcome of the election of such nominees.

    The Board of Directors has nominated Charles R. Foley and Richard Pigott, the two incumbent directors whose terms are scheduled to expire at the 1997 annual meeting, for reelection to a three year term. Mr. Foley was appointed to the Board at the January 17, 1997 Board of Directors' meeting to fill the position that was vacant as a result of the resignation of Joseph J. Miglore from the Board of Directors in March 1996. Mr. Pigott and Mr. Foley are willing to serve if elected. If either of the nominees should become unable or unwilling to serve, which is not anticipated, the proxies hereby solicited will be voted for the election of such other person(s) as may be nominated by the Board of Directors. Information concerning the business experience and Ameriwood stock ownership of the nominees is included below.

    The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

                           DIRECTORS AND EXECUTIVE OFFICERS
    Background information concerning each nominee for election as a director at the annual meeting and all other directors and executive officers of Ameriwood is presented below, based on the most recent information provided by such person. Unless otherwise indicated, the principal occupation reported for each person has been the same for at least the past five years.

                         NOMINEES FOR TERMS EXPIRING IN 2000
    Charles R. Foley (age 50) was named President and Chief Executive Officer of Ameriwood in January 1997, after serving as Interim President and CEO since January 1996. Prior to that, Mr. Foley was Vice President of Finance and Chief Financial Officer from August 1995 until January 1996, and was Corporate Vice President of Planning and Control from June 1993 until August 1995. Before joining Ameriwood, he was a consultant with Arthur Andersen & Co. L.L.P., a public accounting firm, from June 1990 to June 1993.

    Richard Pigott (age 56) has been an Ameriwood director since February 1995. He is a consultant, private investor and attorney. He currently serves as a director of Rodman & Renshaw Capital Group, Inc. He was formerly Executive Vice President and Chief Financial Officer of Beatrice Companies, Inc.

                        DIRECTORS WITH TERMS EXPIRING IN 1999
    Kevin K. Coyne (age 48) has been an Ameriwood director since September 1990. Mr. Coyne is a private investor. He was President of CMB Industries Corp., a manufacturer of water valves, from February 1992 until December 1995.

    Neil L. Diver (age 59) has been an Ameriwood director and its chairman of the Board since September 1990. He is an administrator of private investments and a director of several privately held companies. He has also been a trustee of SIFE, a mutual fund, since October 1996.

                         DIRECTOR WITH TERM EXPIRING IN 1998
    Edwin Wachtel (age 65) has been an Ameriwood director since May 1990. Mr. Wachtel, who is retired, was chairman and chief executive officer of Europe Craft Imports, Inc., an apparel marketer from February 1992 until September 1995. From October 1987 to January 1992, he was chairman of GW Investors Corporation, a private investment firm.

                           NON-DIRECTOR EXECUTIVE OFFICERS
    Gary W. Buckley (age 51) became Vice President of Materials and Logistics in November 1996 after serving as Director of Corporate Logistics since August 1993. Prior to joining Ameriwood, he was Corporate Materials Manager at Gruman Olson, a supplier to the automotive industry.

    Leon J. Dodd (age 59) was named Vice President of Manufacturing in April 1996. Prior to that, he was Furniture Division Vice President of Operations from June 1985 until April 1996, and has been with the Company since 1973.

    T. Scott Kearney (age 36) was named Vice President of Sales and Marketing, Furniture Division in July 1996. He joined Ameriwood in November 1993 as Director of Marketing, Furniture. Prior to that, he was Sales Manager for Schmidt Industrial Services, Inc., a woodworking machinery sales and consulting company from January to November 1993. From 1984 until 1993, he was President and Owner of Metro East Sales, Inc., a furniture importer.

    Ronald J. Myers (age 45) became Vice President of Sales and Marketing, Custom Solutions in December 1984 and has been with Ameriwood since 1972.

    Craig G. Wassenaar (age 41) was named Vice President, Chief Financial Officer and Secretary in May 1996. He joined Ameriwood in January 1996 as Corporate Controller/Treasurer and Assistant Secretary. Mr. Wassenaar was formerly Vice President of Finance for the Baby Care Division of Gerber Products Company from January 1995 to October 1995 and Corporate Controller and Chief Accounting Officer of Gerber Products Company from May 1992 until January 1995. Prior to that, he was a Senior Manager in the accounting firm of Ernst & Young L.L.P.

                       BOARD COMMITTEES AND MEETING ATTENDANCE
    Ameriwood's Board of Directors has three standing committees: the Audit Committee, the Human Resources Committee, and the Finance and Strategy Committee. The full Board is responsible for the nomination of individuals for election or reelection to the Board of Directors; there is not a nominating committee as such.

    The Audit Committee reviews audit plans and activities, reviews the Company's financial controls, and recommends the annual selection of auditors to the Board of Directors. It reviews with representatives of the Company's independent public accounting firm the audit fees, the scope of the accountants' examination of accounting records, results of those audits, and any problems the auditors may have identified regarding internal accounting controls, together with their recommendations. Mr. Coyne (chairman), Mr. Diver, and Mr. Pigott currently serve on this committee. The Audit Committee met two times during 1996.

    The Human Resources Committee met five times during 1996. Information concerning the functions of this committee is included in the "Report on Executive Compensation" later in this Proxy Statement. Mr. Pigott (chairman), Mr. Diver, and Mr. Wachtel are currently serving on this committee.

    The Finance and Strategy Committee considers and makes recommendations to the Board of Directors concerning issues such as long-term strategic growth (including mergers and acquisitions, capital requirements, and enhancement of shareholder value), international expansion, and new products. Members of this committee are Mr. Wachtel (chairman), Mr. Coyne, and Mr. Diver. This committee met one time in 1996.

    The Board of Directors of the Company met 13 times during 1996. Each director attended 90% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the year.


                              COMPENSATION OF DIRECTORS
    Ameriwood pays its chairman of the Board an annual retainer of $14,000, and each of its other non-employee directors an annual retainer of $10,000. Each committee chairman receives an annual retainer of $5,000. In addition, the Company pays each director a fee of $500 for each Board or Committee meeting in which the director participates.

    Under the 1995 Non-Employee Director Stock Option Plan, each newly elected non-employee director is granted an option to purchase 5,000 shares at the time of election. In addition, annual options to acquire 5,000 shares are granted to all non-employee directors on each anniversary date of the plan. All options are Non-Qualified Stock Options at exercise prices equal to the "fair market value" (as defined by the Plan) at the date of grant and may not be exercised for a period of three years after the date of grant.

                           SECURITY OWNERSHIP OF MANAGEMENT
    The following table provides information as of March 31, 1997 concerning beneficial ownership of Ameriwood common stock by each director and executive officer of the Company, and by all directors and executive officers as a group. The information is to the best of the Company's knowledge and is based on information provided to Ameriwood by or on behalf of such persons.


--------------------------------------------------------------------------------------------------
                                Amount and Nature of Beneficial Ownership
                               -------------------------------------------
                                 Sole         Shared
                             Voting and      Voting or     Stock                Percent of Class
                             Investment     Investment    Options                  Issued and
      Name                      Power        Power (1)      (2)       Total       Outstanding (3)
==================================================================================================
Kevin K. Coyne (4)              71,281        31,038       20,000    122,319         2.88%
Neil L. Diver                  168,000        17,000       40,000    225,000         5.29%
Richard Pigott                  11,600         1,600            0     13,200         0.31%
Edwin Wachtel                   75,436             0       20,000     95,436         2.24%

Leon J. Dodd                     1,852         5,940        7,250     15,042         0.35%
Charles R. Foley                 3,600         5,208       14,000     22,808         0.54%
Joseph J. Miglore               54,000         7,057            0     61,057         1.44%
Craig G. Wassenaar              12,000           126       10,000     22,126         0.52%
-------------------------------------------------------------------------------------------------
All Directors and
Executive Officers
as a group                     421,784        74,901      128,300    624,985        14.70%
-------------------------------------------------------------------------------------------------


(1) Includes shares which the indicated person has shared voting or investment power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and children as to which the indicated person may have substantial influence by reason of relationship. This total also includes, for executive officers, shares held by the ESOP/401(k) Plan allocated to the accounts of such officers as of December 31, 1996.

(2) Shares may be acquired via options exercisable within 60 days.

(3) For purposes of computing the percentage of beneficial ownership, any exercisable options on shares shown under "Stock Options", regardless of exercise price, are treated as issued and outstanding.

(4) Of the shares listed for Mr. Coyne under "Shared Voting or Investment Power," 16,702 are owned of record by his minor children and 14,336 are held in a trust for his brother's children to which Mr. Coyne is the trustee, but as to which he has no monetary interest. Mr. Coyne disclaims beneficial ownership of all of these shares.

                                EXECUTIVE COMPENSATION
    The following table provides, for the last three fiscal years, information concerning the compensation of the Chief Executive Officer and each of the other individuals who were serving as executive officers at the end of fiscal 1996 whose total salary and incentive bonus for that year exceeded $100,000 (the "named executives").


---------------------------------------------------------------------------------------------------------------
                            SUMMARY COMPENSATION TABLE
===============================================================================================================
                                                                                    Long-Term
                                                  Annual Compensation (1)             Compen-
                                                                                      sation
                                      ----------------------------------------------------------
                                                                          Other
                                                                          Annual       Options      All Other
                                                                          Compen-       /SARs        Compen-
Name and Principal Position           Year       Salary       Bonus      sation (2)   (# shares)    sation (3)
----------------------------------------------------------------------------------------------------------------
Leon J. Dodd                          1996      $ 99,100     $27,750 (5)          *        5,000       $ 8,246
 Vice President of
 Manufacturing (4)
----------------------------------------------------------------------------------------------------------------
Charles R. Foley                      1996       150,000      74,500 (6)          *       20,000        14,953
 President, Chief                     1995       122,800           0        $16,414        7,000        11,785
 Executive Officer                    1994       122,800           0         14,848        7,000        18,096
----------------------------------------------------------------------------------------------------------------
Joseph J. Miglore                     1996        21,800           0              *       20,000       451,965
 President, Chief                     1995       227,000           0         24,737       20,000        31,783
 Executive Officer (7)                1994       227,000           0         26,030       20,000        36,384
----------------------------------------------------------------------------------------------------------------
Craig G. Wassenaar                    1996       137,400           0              *       10,000        10,044
 Vice President,
 Chief Financial Officer
 & Secretary (4)
----------------------------------------------------------------------------------------------------------------

(1) Includes amounts deferred under the 401(k) portion of the ESOP/401(k) Plan.

(2) A "*" indicates that the dollar value of perquisites provided to the named executive did not exceed 10% of the executive's aggregate salary and bonus. Where the amount did exceed 10%, the cost to lease an automobile for the named executive represented more than 25% of total perquisites and other personal benefits.

(3) Includes Company 401(k) matching contributions for the ESOP/401(k) Plan, contributions under the ESOP portion of the Plan, and, annual premiums under the Supplemental Executive Retirement Program (SERP) described later in this Proxy Statement.

     --------------------------------------------------------------------------
      Year       Description          Dodd     Foley    Miglore     Wassenaar
     ==========================================================================
      1996    401(k) match          $4,440    $6,650        n/a        $3,259
              ESOP contribution      3,806     4,500        n/a         3,522
              SERP premium             n/a     3,803        n/a         3,263
     --------------------------------------------------------------------------
      1995    401(k) match             n/a     4,298      6,468           n/a
              ESOP contribution        n/a     3,684      4,500           n/a
              SERP premium             n/a     3,803     20,815           n/a
     --------------------------------------------------------------------------
      1994    401(k) match             n/a     5,229      6,468           n/a
              ESOP contribution        n/a     9,064      9,101           n/a
              SERP premium             n/a     3,803     20,815           n/a
     --------------------------------------------------------------------------

(4) Mr. Dodd was promoted to Corporate Vice President of Manufacturing in April 1996 after serving as Furniture Division Vice President of Operations since June 1985. Mr. Wassenaar joined Ameriwood in January 1996 as Corporate Controller and was appointed Vice President and Chief Financial Officer in May 1996.

(5) Bonus amounts paid to Mr. Dodd were in recognition of meeting certain operating objectives and for his assumption of additional responsibilities for managing both of the Company's manufacturing facilities.

(6) Represents bonus paid to Mr. Foley for successfully meeting certain established performance objectives after assuming the role of Interim President and CEO in January 1996.

(7) On January 29, 1996, Mr. Miglore's employment arrangement with the Company was terminated and the parties entered into a "Mutual Termination and Benefits Agreement." Under the terms of this agreement, Mr. Miglore received a lump sum settlement of $402,000 and certain health and life insurance benefits for one year. In addition, he received stock appreciation rights on 20,000 shares of the Company's common stock, which were exercised on April 3, 1996.

MANAGEMENT RETENTION AGREEMENTS
    Ameriwood has entered into Management Retention Agreements with certain key executives to reinforce and encourage their continued attention and dedication when faced with potentially disturbing circumstances which could arise from the possibility of a change in control of the Company. Each agreement remains in force for the term of the pertinent person's employment, however, no benefits are payable under any agreement unless a "change in control" should occur (as therein defined).

    Under each agreement, if a change in control occurred, and within 24 months thereafter the employee terminates his employment for "good reason," or employment is terminated for reasons other than death, "disability," voluntary "retirement" or "cause" (as defined therein), he would become entitled to (1) continuation of fringe benefits for one year and (2) lump-sum cash severance payments in the following amounts: (a) the total of annual salary, target annual incentive bonus, and 9.5% of salary and target incentive; (b) the full amount of any unvested employer contributions allocated to his account under the ESOP/401(k) Plan; (c) for each share covered by an outstanding option on Ameriwood stock then owned, the excess of market price (or, if higher, the highest price paid in connection with any change in control) over the pertinent option exercise price, whereupon such options would be canceled; and (d) reasonable legal fees and expenses incurred as a result of termination.

    These payments and benefits are subject to the signing and delivery of a release, and to potential payment reductions related to provisions of the Internal Revenue Code. If the Company terminates the executive other than for cause or he terminates employment for good reason prior to a change in control, should a change in control occur within nine months thereafter, he would be entitled to the benefits and payments described above as if termination had occurred on the first business day following the change in control.

SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM
    The Company believes that competitive retirement benefits are an integral part of attracting and retaining key executives. Based on an independent consulting firm's study, Ameriwood executive officers were up to 22% below the average retirement target replacement rate (the percentage of salary available at retirement) of ending salary of the 300+ companies in its study, primarily because of government regulations that limit contributions to Ameriwood's ESOP/401(k) Plan Therefore, in January 1994, Ameriwood instituted a Supplemental Executive Retirement Program (SERP) for certain executive officers.

    Under the SERP, Ameriwood purchased variable life insurance policies for certain executive officers. Each policy is subject to a Split-Dollar Life Insurance Agreement and a Severance Compensation Agreement, under which ownership of the insurance policy lies with each respective executive officer. Since Ameriwood is obligated to pay the policy premiums, each executive officer has assigned to the Company a collateral security interest in his policy. Executive officers also have the option to make after-tax deposits to investment accounts established under the policies.

    If an executive remains continuously employed with Ameriwood until age 55, and employment is subsequently terminated for any reason other than "cause" (as defined in the management retention agreement described above), the Company will release to the executive officer its collateral security interest. The executive officer would receive the cash surrender value of the policy, which would be taxable to the executive officer and tax deductible to the Company. Should employment with Ameriwood be terminated for any reason prior to attaining age 55, the Company would receive the lesser of the cash surrender value of the policy or the amount of its collateral security interest on that executive officer's policy; the executive officer would not be eligible for any benefit in these circumstances.

    If the Company terminates the executive officer for cause, no benefit will be payable. In the event of disability, the officer would be entitled to the benefits described above. Should an executive officer die while employed by Ameriwood, the Company would be reimbursed for its security interest from the death benefit paid out on the policy, with the remainder of the benefit issued to the named beneficiary; no other benefit would be payable under the program.

    Ameriwood agrees that it will not merge or consolidate with any other organization, or permit its business activities to be taken over by any other organization, unless that organization agrees to assume the obligations under this program.

STOCK OPTIONS
    The following tables provide information concerning options to purchase Ameriwood common stock and stock appreciation rights (SARs) granted to the named executives during 1996 and unexercised options held by the named executives at year-end.

-------------------------------------------------------------------------------
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
===================================================================================
                             Individual Grants
             --------------------------------------------------
                                                                      Potential
                                                                   Realizable Value
                         % of                                      at Assumed Annual
             # of       Options/                                    Rates of Stock
             Options  SARs Granted                                 Appreciation for
             /SARs    to Employees    Exercise                     Option Term (2)
            Granted    in Fiscal       Price        Expiration     ----------------
  Name        (1)        Year        ($/Share)         Date           5%       10%
-------------------------------------------------------------------------------------
Dodd         5,000        5.6%         $4.00         2/16/06       $12,578  $ 31,875
Foley       20,000       22.2%          4.00           (3)          50,312   127,499
Miglore     20,000       22.2%          4.50           (4)
Wassenaar   10,000       11.1%          4.00         2/16/06        25,156    63,750
-------------------------------------------------------------------------------------
(1) Options and SARs were granted under Ameriwood's 1993 Stock Incentive Plan, and allow the exercise price to be paid in cash, shares of common stock, or any combination thereof.  All options were granted for maximum ten-year terms and were immediately exercisable.  In the case of voluntary separation, stock options expire 90 days after termination.

(2) Potential realizable values are based on arbitrarily assumed rates of appreciation in the market value of Ameriwood common stock above the exercise price and over the entire option term without any discount to present value. On February 28, 1997, the closing price of Ameriwood' stock was $8.50.

(3) Per an agreement dated February 19, 1996, Mr. Foley was granted 20,000 SARs upon accepting the position of Interim President and CEO. The amount realizable would be determined by the spread between the closing price on the day the SARs are exercised and $4.00. The SARs became exercisable when he was named of President and CEO in January 1997 and will expire 90 days after his termination of employment with the Company.

                                       9

(4) Mr. Miglore was granted 20,000 SARs as a result of the termination of his employment arrangement with the Company. The SARs were exercised on April 3, 1996 and the amount realized was determined by the spread between $5.625 (the closing price on April 3, 1996) and $4.50.

---------------------------------------------------------------------------------
                   FISCAL YEAR-END OPTION/SAR VALUES
=================================================================================
                    Number of Unexercised       Value of Unexercised In-the-Money
                   Options/SARs at Year-End        Options/SARs at Year-End(1)
                  ---------------------------  ----------------------------------
Name               Exercisable/Unexercisable        Exercisable/Unexercisable
---------------------------------------------------------------------------------
Dodd                      7,250/0                         $  26,250/0
Foley                    34,000/0                           107,625/0
Miglore                       0/0                                 0/0
Wassenaar                10,000/0                            52,500/0
---------------------------------------------------------------------------------

 (1) In-the-Money options are those for which, at year-end, the fair market value of the underlying security exceeded the exercise price.

                          REPORT ON EXECUTIVE COMPENSATION
    The following report is presented to shareholders by the members of the Human Resources Committee of the Board of Directors.

GENERAL ORGANIZATION AND FUNCTIONS
    The Human Resources Committee has been a standing committee of Ameriwood's Board of Directors for many years, and pursuant to Board policy,
only non-employee directors serve on this committee.   In general, the
Committee is charged with overseeing the operation of the Company's compensation and incentive programs for executive officers and other key personnel. The members of this committee also review existing programs and recommend to the Board programs they consider advisable in light of Ameriwood's overall compensation objectives and strategies. As part of its functions, the Committee annually reviews the salaries of all executive officers and recommends to the Board such salary adjustments as it considers appropriate. It also administers Ameriwood's incentive plans, under which executive officers and other key employees may earn cash and/or equity-based incentives.

OVERVIEW OF EXECUTIVE OFFICER COMPENSATION PROGRAMS
    Ameriwood's compensation programs for executive officers attempt to relate the overall pay levels of these officers to the attainment of company-wide and individual performance objectives, as well as to improvements in shareholder returns. These programs attempt at the same time to further the Company's ability to attract and retain the best possible executive talent by providing compensation opportunities competitive with those of executives possessing similar experience and responsibilities at similar companies. In order to motivate executives to achieve the goals inherent in Ameriwood's business strategy, as well as to attain individual performance objectives, a potentially substantial portion of executive annual compensation is dependent upon achievement of such goals and objectives, through the Annual Incentive Plan. In addition, a significant portion of executive compensation over the longer-term is linked to increases in market value of Ameriwood stock, through equity-based plans.

SALARIES
    Initial salaries for new executive officers are negotiated between the prospective executive and management, subject to Human Resources Committee and full Board approval. In reviewing such salaries and making recommendations to the Board, the Committee evaluates the responsibilities of the position and the experience of the individual by reference to the competitive marketplace for executive talent. This is accomplished through a comparison of salaries for comparable positions at other companies. The Committee also considers the potential availability of additional compensation for the prospective executive through the Annual Incentive Plan and through equity-based awards.

    Likewise, in reviewing and formulating recommendations concerning annual salary adjustments for executive officers, the Human Resources Committee considers comparative executive salary survey data, along with the potential availability of compensation other than salary. Other factors are also considered, including Ameriwood's financial performance during the prior year in relation to its business plans and objectives; Company performance measures such as increases in market share, manufacturing efficiency gains, or improvements in product quality and relations with customers, suppliers or employees; any new responsibilities assigned or to be assigned to an executive; and Committee members' assessments (supplemented by those of the CEO, with respect to other executive officers) of each executive's past individual performance and consequent anticipated future contributions. Extraordinary developments bearing on Company and individual executive performance are also taken into account during the salary review process.

ANNUAL INCENTIVE PLAN
    Each year under the Annual Incentive Plan maintained for executives and other key employees, the Human Resources Committee establishes a specified annual target for net earnings and/or "Return on Net Assets Employed" ("RONAE"). RONAE is determined by dividing annual pretax income by the difference between average monthly total assets and current liabilities for the year. The Committee also approves individual performance objectives for each plan participant. The amount of the cash incentive bonus that any participant can earn for the year is entirely dependent upon actual results and the extent to which the participant's individual performance objectives are achieved. If the 80% minimum threshold is exceeded, each plan participant will earn a percentage of his or her salary, from 6.75% to 47.5%.
 In addition, all participants may earn a percentage of salary for attainment of individual goals-from 2.5% for attainment of at least 70% of goals to 17.5% for attainment of all such goals, provided that the Company has achieved 80% of target (25% beginning in 1997 for the individual objective only). As the Company did not attain 80% of target for 1996, no cash incentives were paid to any executive officers or other management personnel under this plan for 1996.

STOCK OPTIONS
    Stock options entitle management to buy shares of Ameriwood common stock at a specified price for a specified period of time. By encouraging equity ownership in the Company, the interests of shareholders and management become more closely aligned. Stock options provide incentive to increase the stock value over the long-term by rewarding management for appreciation in the stock price.

    Stock options are awarded to executives and other key employees who, in the judgment of the Committee, are expected to contribute materially to the Company's future success. The employees' contributions toward Ameriwood's business plans and strategic goals and the improvement in Ameriwood's stock price during the year are considered in the award of stock options.

    Options are typically granted annually. The size of grants are initially recommended to the Committee by the CEO (with the exception of his own grant). In February 1996, the Committee approved the grant of 20,000 Stock Appreciation Rights to Mr. Foley and stock options to certain key employees under the 1993 Stock Incentive Plan. All stock options granted in 1996 were Incentive Stock Options at exercise prices equal to the fair market value of the common stock on the date of grant and were fully exercisable at the date of grant. In February 1997, the Committee approved the grant of 20,000 stock options to Mr. Foley and stock options to certain other executives under the 1993 Stock Incentive Plan. All options granted in 1997 were Non-Qualified Stock Options at exercise prices equal to the fair market value of the common stock on the date of grant and vest at the rate of 50% on the first anniversary of the grant date and 50% on the second anniversary.

Respectfully submitted,

Richard Pigott, Chairman          Neil L. Diver          Edwin Wachtel


                                  STOCK PERFORMANCE
    The following graph compares the cumulative total shareholder return on a investment in Ameriwood common stock with The Nasdaq Stock Market for U. S. Companies (a performance indicator of the overall stock market) and with the Wood Household Furniture Index--SIC Code 2511 (an index more specific to the nature of Ameriwood's business). The comparison assumes a $100 investment on December 31, 1991 and cumulative reinvestment of any dividends paid.

                              STOCK PERFORMANCE GRAPH

                                 1991    1992    1993    1994     1995    1996
-------------------------------------------------------------------------------
Ameriwood Industries            100.00  210.00  320.00  145.00   77.50   187.50
Wood Household Furniture Index  100.00  133.21  167.92  112.28  140.54   177.46
The NASDAQ Stock Market (US)    100.00  100.98  121.13  127.17  164.96   204.98


The Wood Household Furniture Index--SIC Code 2511, prepared by Media General Financial Services, includes Bassett Furniture, Bush Industries, Chromcraft Revington, DMI Furniture, Ethan Allen Interiors, Furniture Brands, Interco, LADD Furniture, Masco Corp., O'Sullivan Industries, Pulaski Furniture, Stanley Furniture, and Ameriwood.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    As previously noted, Neil Diver, who served on the Human Resources Committee throughout 1996, is the chairman of the Board of Ameriwood. However, neither Mr. Diver, nor any other director serving on the Human Resources Committee during 1996, is, or has ever been, an employee or officer of Ameriwood or any of its subsidiaries.

    Ameriwood compensates non-employee directors for consulting services provided to the Company, as well as for reimbursement of documented expenses incurred in rendering such services. With respect to this arrangement, Mr. Diver received consulting fees of $88,000 and reimbursement of expenses of $6,000 incurred in connection with litigation support, investor relations, and strategic planning issues. Also in 1996, two other non-employee directors received payment for consulting services and reimbursement of expenses incurred in rendering such services related to the search for a new President; Mr. Wachtel received $4,300 and Mr. Pigott received $1,700.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE
    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's equity securities. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company with respect to the most recent fiscal year, and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Reporting Persons were complied with except for the following. Craig G. Wassenaar, Corporate Controller/Treasurer inadvertently failed to file a Form 3 stating that he had no ownership of the Company's securities within ten days of the commencement of his employment on January 1, 1996. This form was filed in March 1996. A Form 4 reporting change in ownership in April 1996 for Edwin Wachtel, director, was unintentionally filed late and was filed in May 1996.

INDEPENDENT AUDITORS
    The Company's independent public accountants for the year ended December 31, 1996 were Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

PROPOSALS OF SHAREHOLDERS AND SHAREHOLDER NOMINATIONS OF DIRECTORS
    Any shareholder proposal intended for presentation at the 1998 annual meeting of shareholders must be received at Ameriwood's corporate office, 171 Monroe Avenue, NW, Suite 600, Grand Rapids, Michigan, 49503, no later than December 12, 1997, in order to be eligible for inclusion in the Company's proxy materials relating to that meeting.

                                         By order of the Board of Directors



                                                     /s/ CRAIG G. WASSENAAR
                                                         ------------------
                                              CRAIG G. WASSENAAR, Secretary
                                                     Grand Rapids, Michigan
                                                             April 14, 1997

                                    April 14, 1997


                            NOTICE TO PARTICIPANTS IN THE
                       AMERIWOOD INDUSTRIES AFFILIATED EMPLOYEE
                           STOCK OWNERSHIP AND SAVINGS PLAN

                                      IMPORTANT

Dear Plan Participant:

    Enclosed is the notice of meeting and Proxy Statement that have been prepared by Ameriwood Industries International Corporation ("Ameriwood"). These documents have been prepared in connection with the solicitation of proxies by Ameriwood's Board of Directors for Ameriwood's annual meeting of shareholders to be held May 20, 1997, and any adjournment thereof.

    Because FMB Trust, as trustee of the Plan (the "Trustee"), is the holder of record of all shares of Ameriwood stock held under the Plan--including shares allocated to your Plan account(s)--the Trustee is the only person who can directly vote or give a proxy for voting those shares. However, under the terms of the Plan, only you have the right to direct the Trustee how to vote your allocated shares, and those shares cannot be voted at all without instructions from you. Therefore, enclosed is a blue voting instruction form and a postage-paid return envelope for the purpose of instructing the Trustee how to vote your allocated shares of Ameriwood common stock at the annual meeting.

    TO ASSURE THAT YOUR ALLOCATED SHARES WILL BE VOTED AT THE MEETING, IT IS IMPORTANT THAT THE TRUSTEE RECEIVE YOUR VOTING INSTRUCTIONS NO LATER THAN MAY 12, 1997.

    The enclosed proxy materials describe all of the matters that Ameriwood expects will be voted upon at the upcoming meeting. You should review those materials carefully. In addition, the recommendations of Ameriwood's Board concerning these matters have been indicated on the blue voting instruction form for your information. If you want to support the recommendations of the Board concerning the proposals to be considered at the meeting, you can do so by signing, dating and returning the blue voting instruction form in the postage-paid envelope provided. If you wish your allocated shares to be voted in some other manner with respect to one or more of the proposals, you should so indicate on the form before signing, dating and returning it to the Trustee. The Trustee makes no recommendation with respect to your voting decisions.

    YOUR VOTE IS STRICTLY CONFIDENTIAL. Under no circumstances will the Trustee, or any of its agents, disclose to Ameriwood or any other party how or if you voted. You should feel free to vote in the manner YOU think is best.

    If you have any questions about your voting rights under the Plan, the voting instruction form, or the secrecy of your vote, please contact the Trustee between the hours of 9:00 AM and 4:00 PM, eastern standard time, at
(616) 355-9694.

                                                 FMB Trust, Trustee

PROXY                                                                      PROXY

                AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 1997

     The undersigned appoints Charles L. Foley and Richard Pigott, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Ameriwood Industries International Corporation to be held on May 20, 1997 at 9:00 AM, local time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Shares of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with the undersigned's indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors.

     YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
       REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


[                                                                              ]

                                               For  Withheld  For All
                                               All     All    Except
1. Election of Directors -                     / /     / /      / /   __________
   NOMINEES: Charles R. Foley, Richard Pigott

____________________________________________
(Except nominee written above.)

Record Date Shares:


The undersigned acknowledged receipt of Ameriwood's proxy solicitation materials, including notice of meeting, and of its 1996 Annual Report to Shareholders.

Dated ________________________________________________________, 1997

____________________________________________________________________
Signature(s)

____________________________________________________________________

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

PROXY                                                                      PROXY

                 AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 1997

    The undersigned appoints Neil L. Diver and Craig G. Wassenaar, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Ameriwood Industries International Corporation to be held on May 20, 1997 at 9:00 AM, local time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Shares of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with the undersigned s indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
                                    SIDE AND
                RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                 AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

1.         Election of Directors --
           NOMINEES: Charles R. Foley, Richard Pigott  / / FOR ALL   / / WITHHELD ALL   / / FOR ALL EXCEPT

           ------------------------------------------
           (Except nominee written above.)

Record Date Shares:                                                       The undersigned acknowledged receipt of
                                                                          Ameriwood's proxy solicitation materials,
                                                                          including notice of meeting, and of its 1996
                                                                          Annual Report to Shareholders.
                                                                          Dated: -----------------------------------, 1997

                                                                          ------------------------------------------------
                                                                          (Signature)

                                                                          ------------------------------------------------
                                                                          Please sign exactly as your name appears. Joint
                                                                          owners should each sign personally. Where
                                                                          applicable, indicate your official position or
                                                                          representation capacity.

   AMERIWOOD INDUSTRIES AFFILIATED EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN
                         VOTING INSTRUCTIONS TO TRUSTEE
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                 AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
                                  MAY 20, 1997

    I, as a participant in the Ameriwood Industries Affiliated Employee Stock Ownership and Savings Plan (the "Plan") hereby instruct FMB Trust, as trustee under the Plan (the "Trustee"), to vote, either in person or by proxy, all shares of common stock of Ameriwood Industries International Corporation ("Ameriwood") allocated to any of my Plan accounts in accordance with the instructions set forth below. Such shares are to be voted at the 1997 annual meeting of shareholders and at any adjournment thereof. I also instruct the Trustee to act in its discretion (or to authorize its proxy or proxies to act in his or their discretion) upon any other matters which may come before the meeting.

    I UNDERSTAND THAT THE RECOMMENDATIONS OF AMERIWOOD'S BOARD OF DIRECTORS ARE SET FORTH BELOW FOR MY INFORMATION ONLY AND THAT THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO MY VOTING DECISIONS.

    NOTE: This instruction form must be signed, dated and received by the trustee by the close of business on May 12, 1997 in order for the trustee to ensure that your voting instructions will be followed. If your voting instructions are not timely received, the trustee will not vote the shares allocated to your account. Your voting instructions to the trustee are confidential, as explained in the accompanying notice to participants.

1.         Election of Directors
           / / FOR both nominees                  / / FOR ALL EXCEPT                  / / WITHHOLD AUTHORITY

                                                 as to both nominees
                          CHARLES R. FOLEY      RICHARD PIGOTT

NOTE: If you do not want your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the nominee's name you do not wish to vote for. Your shares will be voted for the remaining nominee.

    AMERIWOOD'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR OF NOMINEES LISTED ABOVE.

    As a participant in the Plan, I hereby acknowledge receipt of Ameriwood's proxy solicitation materials relating to the 1997 annual meeting of shareholders, and I hereby instruct the Trustee to vote all shares allocated to any of my Plan accounts as I have indicated above. If I sign this instruction form but do not specifically instruct the Trustee how to vote, the Trustee is instructed to vote all of my allocated shares in accordance with the recommendations of Ameriwood's board of directors.

    The submission of this instruction form, if properly signed and dated, revokes any prior voting instructions I may have given to the Trustee.
                                       Dated:
                       _________________________________________________________
                                       Signature:
                         _______________________________________________________